GUARANTEE



             GUARANTEE, dated as of April 22, 1998, made by JEFFRY M. PICOWER, an individual residing at 1410 South Ocean Blvd., Palm Beach, Florida (the "Guarantor"), in favor of FLEET BANK N.A., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders (hereinafter defined).

                                R E C I T A L S:

             I. The Administrative Agent, Lehman Brothers Commercial Paper, Inc., as arranger and as a Lender, the several banks and other financial institutions parties thereto (the "Lenders"), and Physician Computer Network, Inc. (the "Borrower") entered into the Credit Agreement, dated as of September 10, 1997 (the "Credit
Agreement").

             II. The Administrative Agent, the Lenders, the Borrower and certain Subsidiaries of the Borrower (the "Corporate Guarantors") also entered into a Guarantee and Collateral Agreement, dated as of September 10, 1997 (the "Guarantee and Collateral Agreement").

             III. On March 3, 1998, the Borrower issued a Securities and Exchange Commission Form 8-K and certain press releases pursuant to which the Borrower disclosed the existence of certain accounting matters.

             IV. On April 2, 1998, the Borrower issued another press release disclosing, among other things, additional accounting matters and announcing that the Borrower's auditors had withdrawn their opinion with respect to the Borrower's 1996 financial statements. The disclosures, facts and events described in Recitals III and IV are collectively referred to herein as the "Accounting Matters" and are listed in Exhibit A to the Forbearance Agreement (hereinafter defined).

             V. The Accounting Matters have resulted in one or more Events of Default under the Credit Agreement (the "Specified Events of Default").

             VI. As a result of the occurrence of the Specified Events of Default, the Borrower and the Corporate Guarantors have requested that the Administrative Agent and the Lenders agree to forbear from pursuing their remedies under, and to amend certain SECTIONs of, the Credit Agreement.

             VII. The Administrative Agent and the Required Lenders have advised the Borrower that they are willing to agree to the Borrower's and the Corporate Guarantors' request on the terms and subject to the conditions set forth in a Forbearance and Amendment Agreement, dated the date hereof, among the Borrower, the Corporate Guarantors, the Required Lenders and the Administrative Agent (the "Forbearance Agreement").

    VIII. One of the conditions to the effectiveness of the Forbearance Agreement is that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.

             NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Required Lenders to enter into the Forbearance Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

             1.1 DEFINITIONS. As used hereinafter, all references to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as modified by the Forbearance Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement and the Forbearance Agreement.

             1.2 SPECIFIC DEFINITIONS. As used herein, the following terms shall have the following meanings:

                      "BORROWER  OBLIGATIONS":  the collective  reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after a Termination Event or the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Forbearance Agreement, the Additional Loan Documents, this Agreement, the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel accountants and financial advisors to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                      "GUARANTEE": this Guarantee, as the same may be
             amended, supplemented or otherwise modified from time to time.

                      "GUARANTOR  OBLIGATIONS":  with respect to the  Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of the Guarantor which may arise under or in connection with this Guarantee, the Additional Loan Documents or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Guarantee, the Additional Loan Documents or any other Loan Document).

             1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and SECTION and Schedule references are to this Agreement unless otherwise specified.

                      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE

             2.1 GUARANTEE. (a) Subject to SECTION 2.1(b) and SECTION 2.8 hereof, Guarantor hereby unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                      (b) Except as provided in SECTION 3.4 hereof, anything herein, in the Forbearance Agreement, the Additional Loan Documents, or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor for the Borrower Obligations is two million and 00/100 dollars ($2,000,000).

                      (c) Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                      (d) This Guarantee shall remain in full force and effect until all the Borrower Obligations and the obligations of Guarantor under this shall have been satisfied by indefeasible payment in full and in cash.

                      (e) No payment made by the Borrower, any of the Corporate Guarantors, any other guarantor or any other Person, or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Corporate Guarantors, any other guarantor or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Borrower Obligations or any payment received or collected from the Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Borrower Obligations are indefeasibly paid in full and in cash.

             2.2 BENEFIT TO GUARANTOR. Guarantor is the holder of in excess of 45% of the common stock of and other securities issued by the Borrower and has and will receive direct financial benefit from the Loans made by the Lenders to the Borrower and from the execution and delivery of the Forbearance Agreement.

             2.3 NO SUBROGATION. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, the Corporate Guarantors or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are indefeasibly paid in full and in cash. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been indefeasibly paid in full and in cash, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required by the Administrative Agent), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

             2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the Forbearance Agreement, other Loan Documents, the Additional Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the

Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the
Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this SECTION 2 or any property subject thereto.

             2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Borrower Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement, the Forbearance Agreement, the Additional Loan Documents or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Corporate Guarantor, any other guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Corporate Guarantor, any other guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Corporate Guarantor, any other guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

             2.6 REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Corporate Guarantor, or any other guarantor or upon or as a result of the appointment of a receiver, intervener conservator of, or trustee or similar officer for, the Borrower or any Corporate Guarantor or any substantial part of their property, or otherwise, all as though such payments had not been made.

             2.7 PAYMENTS. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the address set forth in SECTION 3.2 hereof.

             2.8 ENFORCEMENT. Notwithstanding anything to the contrary contained herein, this Guarantee may not be enforced until the earliest to occur of (a) the Maturity Date, (b) a Termination Event, or (c) a Business Combination.

SECTION 3. MISCELLANEOUS

             3.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a writing executed by the Guarantor and, in the case of the Administrative Agent and the Lenders, executed in accordance with SECTION 10.1 of the Credit Agreement which is incorporated herein by reference.

             3.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Guarantor and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter, notified by the respective parties hereto:

             The Guarantor:            Jeffry Picower
                                       1410 South Ocean Blvd.
                                       Palm Beach, Florida  33480
                                       Telecopy: (212) 752-5082
                                       Telephone: (212) 935-9860

             with a copy
             to:                       Gordon Altman Butowsky Shalov & Wein
                                       114 West 47th Street
                                       New York, New York 10036
                                       Att: Jonathan Klein, Esq.
                                       Telephone: (212) 626-0800
                                       Telecopy:  (212) 626-0799

             The
             Administrative
             Agent:                    Fleet Bank, N.A.
                                       777 Main Street - CTMOH19A
                                       Hartford, CT 06115
                                       Attention: Donald J. Sheehan
                                       Telecopy: (860) 986-3781
                                       Telephone: (860) 986-2435

PROVIDED that any notice, request or demand to or upon the Administrative Agent shall not be effective until actually received.

             3.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to SECTION 3.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default, Event of Default or Termination Event. No failure to exercise, nor any delay in exercising, on the part of the Administrative

Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

             3.4 ENFORCEMENT EXPENSES. (a) The Guarantor agrees to pay or reimburse on demand the Administrative Agent and each Lender for all costs and expenses incurred by the Administrative Agent and the Lender in collecting against the Guarantor under this Guarantee or otherwise enforcing or preserving any rights under this Guarantee and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

                      (b) The agreements and obligations of the Guarantor under this SECTION 3.4 (i) shall survive repayment of the Borrower Obligations and all other amounts payable under the Credit Agreement, the Forbearance Agreement, the Additional Loan Documents and the other Loan Documents and (ii) shall not be subject to the limitation of liability set forth in SECTION
2.1(b) hereof.

             3.5 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the heirs, executors, successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of the Guarantor's rights or obligations under this Guarantee.

             3.6 SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             3.7 SECTION HEADINGS. The SECTION headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

             3.8 INTEGRATION. This Guarantee represents the entire agreement of the Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

             3.9 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW.

             3.10 Submission To Jurisdiction: Waivers. The Guarantor hereby irrevocably and unconditionally:

                      (a) submits for himself and his property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which he is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that he may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to him at his address referred to in SECTION 3.2 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
and

                      (e) waives, to the maximum extent not prohibited by law, any right he may have to claim or recover in any legal action or proceeding referred to in this SECTION any special, exemplary, punitive or consequential damages.

             3.11 ACKNOWLEDGMENTS. The Guarantor hereby acknowledges that:

                      (a) he has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Additional Loan Documents to which he is a party;

                      (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or between the Guarantor and the Lenders.

                      (d) he has and will continue to have full and complete access to any and all information concerning the Credit Agreement and the transactions contemplated by the Forbearance Agreement and the Additional Loan Documents or referred to therein, the financial status of the Borrower and its Subsidiaries and their ability to pay and perform the Borrower Obligations.

                      (e) he has received and has reviewed or has had the opportunity to receive and review the Forbearance Agreement and the Additional Loan Documents and is fully informed of the remedies the Administrative Agent and the Lenders may pursue in the event of a default or upon the occurrence of a Termination Event under the Forbearance Agreement.

                      (f) so long as any of the Borrower Obligations and Guaranteed Obligations remain unsatisfied or owing to the Administrative Agent and Lenders, he shall be responsible for being informed as to all aspects of the financial condition of the Borrower and the Borrower's Subsidiaries and the payment and performance of the Borrower Obligations and Guaranteed

Obligations and shall not rely upon the Administrative Agent or any of the Lenders to inform him about any aspect of the Borrower and its Subsidiaries or any aspect of their financial condition.

             3.12 WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY THIRD PARTY CLAIM OR COUNTERCLAIM THEREIN.

             IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the date and year first above written.


                                             /s/ Jeffry M. Picower
                                            -------------------------------
                                            JEFFRY M. PICOWER

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )



             On the 20th day of April, 1998 before me personally came Jeffry M. Picower, to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the instrument.


                                             /s/ Anna Samiou
                                            --------------------------------
                                            Notary Public



My Commission Expires:

December 15, 1998
----------------------